Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated March 25, 2022, relating to the financial statements of Dave Inc. (f/k/a VPC Impact Acquisition Holdings III, Inc.) as of December 31, 2021 and for the period from January 14, 2021 (inception) through December 31, 2021 which is contained in that Prospectus, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 6, 2022